UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Commerce Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Commerce Bancshares, Inc.
1000 Walnut Street
Kansas City, Missouri 64106

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON WEDNESDAY APRIL 15, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Commerce Bancshares, Inc. (the “Company”), dated March 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 15, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
___________________________________________________________________________________________________________

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2020

To the Shareholders of COMMERCE BANCSHARES, INC.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), recommendations and orders from federal and Missouri authorities, and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of the Company has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 15, 2020 at 9:30 a.m., Central Daylight Time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You may access the meeting at www.meetingcenter.io/216275070 [Meeting ID 216275070]. To login to the virtual meeting, you have two options: (1) Join as a “Guest” or (2) Join as a “Shareholder.” If you join as a “Shareholder,” you will be required to have a control number and password. Only one shareholder per control number may access the meeting. The password for the meeting is CBSH2020.

You are entitled to participate and vote during the Annual Meeting if you were a shareholder of record as of the close of business on February 14, 2020, the record date, and have your control number. For a registered shareholder, the control number may be found on your proxy card, notice or email you previously received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Commerce holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 8, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address: legalproxy@computershare.com.
Requests for registration should include the email from your broker or an image of your legal proxy.

If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/CBSH

The Proxy Statement and Annual Report to Shareholders are also available on the
Company’s website at www.commercebank.com/ir

By Order of the Board of Directors,

Thomas J. Noack,
Secretary